UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    Form 8-K

                                 Current Report
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): February 10, 2006


                                 REMEDENT, INC.
                                 --------------
             (Exact name of registrant as specified in its charter)


         Nevada                          001-15975                 86-0837251
         -------                         ---------                 ----------
(State or other jurisdiction of    (Commission File Number)   (I.R.S. Employer
incorporation or organization)                               Identification No.)

                           Xavier de Cocklaan 42, 9831
                                 Deurle, Belgium
                                 ---------------
    (Address and telephone number of principal executive offices) (Zip Code)

                                011-329-321-7080
                                ----------------
              (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[]   Pre-commencement   communications  pursuant  to  Rule  14d-2(b)  under  the
     Exchange Act (17 CFR 240.14d-2(b))

[]   Pre-commencement   communications  pursuant  to  Rule  13e-4(c)  under  the
     Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant's Business and Operations

Item 1.01   Entry into a Material Definitive Agreement.

     On February 10, 2006, Remedent, Inc. (the "Company") entered into a Consulting Agreement with P. Michael Williams effective as of January 1, 2006 to provide consulting and development services to assist the Company in the areas of research and design and product development relating to the dental and oral care markets (the "Agreement"). The initial term of the Agreement ends on December 31, 2006, unless terminated earlier by either party. The Agreement automatically renews for an additional one (1) year period at the end of each then existing term, unless one party gives to the other written notice to terminate. Mr. Williams' monthly salary is $25,000, payable on the 1st of each month. In conjunction with the terms of this Agreement, Mr. Williams has agreed to a non-solicitation clause for a term of twelve (12) months following the termination of this Agreement.

     As consideration for past services performed by Mr. Williams and the release of any and all claims under that certain Development Agreement dated March 15, 2004, that certain Amendment to Development Agreement dated as of August 4, 2004 and that certain Compensation Agreement dated March 15, 2005, the Company has agreed to (i) issue of two hundred thousand (200,000) shares of the Company's restricted common stock to Mr. Williams pursuant to the terms and conditions of a Stock Purchase Agreement to be agreed to by the parties, and
(ii) issue to Mr. Williams the options to purchase 150,000 shares of the Company's common stock ("Options") pursuant to the terms and conditions of the Stock Option Agreement to be agreed to by the parties. These Options shall be fully vested and have a term of not less than five (5) years with an exercise price equal to $2.60, the closing price of the Company's common stock as traded on the OTC Bulletin Board on February 10, 2006. The Company agreed that it will use its best efforts to register the Options and the restricted common stock of the Company issued in connection with this Agreement pursuant to a registration statement on Form S-8 under the Securities Act of 1933, as amended.

Section 9 - Financial Statements and Exhibits

Item 9.01   Financial Statements and Exhibits.

       (d)      Exhibit No.   Exhibit Description
                -----------   -------------------

                  10.1        Consulting Agreement executed on February 10, 2006

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            REMEDENT, INC.
                                            a Nevada Corporation


Dated:  February 15, 2006                   /s/ Robin List
        -------------------                 -----------------------------------
                                            Robin List, Chief Executive Officer